LAW OFFICES
             GORDON, FEINBLATT, ROTHMAN, HOFFBERGER & HOLLANDER, LLC
                              THE GARRETT BUILDING
                             233 EAST REDWOOD STREET
                         BALTIMORE, MARYLAND 21202-3332

                                  410-576-4000
                                   -----------
                                  Telex 908041
                                Fax 410-576-4246

                                 March 28, 2001


View Systems, Inc.
9693 Gerwig Lane, Suite O
Columbia, Maryland  21046

                        Re:      View Systems, Inc. Registration on Form SB-2/A
                                 ----------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to View Systems, Inc. (the "Company"), a Florida corporation, in connection with the possible resale by certain Selling Stockholders of up to 3,543,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") pursuant to a Registration Statement on Form SB-2/A (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). The shares being registered are currently owned by the Selling Stockholders or will be acquired upon exercise of outstanding warrants or by private purchase after the effective date of the Registration Statement.

     We have examined copies of (i) the Articles of Incorporation of the Company, (ii) the Bylaws of the Company, (iii) the Registration Statement, and
(iv) resolutions adopted by the Board of Directors of the Company relating to the matters referred to herein (collectively referred to as the "Documents").

     Based upon the foregoing, it is our opinion that the Common Stock is or will be when issued as described above duly and validly authorized, fully paid and nonassessable.

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     We hereby  consent  to the  filing of this  opinion  as an  exhibit  to the
Registration Statement. In giving this opinion, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

                                               Very truly yours,


                                               /s/ Gordon, Feinblatt, Rothman,
                                                   Hoffberger & Hollander
                                               -------------------------------
                                               GORDON, FEINBLATT, ROTHMAN,
                                               HOFFBERGER & HOLLANDER, LLC


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